Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement No. 333-80605 of German American Bancorp on Form S-8 of our report dated September 29, 2000 on the financial statements of the German American Bancorp Employee Stock Purchase Plan as of and for the year ended August 16, 2000, included in this Annual Report on Form 11-K.



                                             /s/ Crowe, Chizek and Company LLP
                                             Crowe, Chizek and Company LLP


November 13, 2000
Indianapolis, Indiana